UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2012 (June 8, 2012)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Effective June 8, 2012, Mr. Kenneth Smalley resigned from the Board of Directors of Anchor Funding Services, Inc. (“Anchor”). Effective June 13, 2012, Mr. E. Anthony Woods resigned from the Board of Directors of Anchor. On June14, 2012, Anchor elected to the Board of Directors Paul B. Healy to fill one of the two vacancies.

Paul B. Healy is an experienced media executive specializing in corporate finance, capital raising, investor relations and corporate governance. Mr. Healy currently serves as a Senior Adviser to Sonenshine Partners an investment bank providing strategic and financial advisory services in New York City. Previously, Mr. Healy served as CEO of Connexiti LLC, a supply-chain-centric intelligence database platform; Principal and Managing Director at Frank N. Magid Associates; Vice President, Corporate Development at Hollinger International Inc.; and Vice President of Media Private Banking at The Chase Manhattan Bank. He serves as a Trustee of Kenyon College and Board Chair of The Kenyon Review. Mr. Healy graduated from Kenyon College and resides in New York City and Connecticut.

Anchor granted Mr. Healy ten year Non-Statutory Stock Options to purchase 180,000 shares of Anchor’s Common Stock exercisable at $.25 per share. The Options vest one-third immediately and one-third on each of the successive anniversary dates from Mr. Healy joining the Board until fully vested.  As a director of Anchor, Mr. Healy will receive cash compensation of $1,000 per meeting and an annual fee of $6,500.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.,
a Delaware corporation

June 14, 2012	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer

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